SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 18, 2023
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Synovus Financial Corp. (“Synovus”) expects an increase in third quarter charge-offs arising from a 10.75% participation in a $218.5 million nationally syndicated credit. The borrower filed for Chapter 11 bankruptcy on March 20, 2023, at which time Synovus placed the credit on nonaccrual status and reported it as a non-performing loan. As of June 30, 2023, there were reserves allocated to this particular credit of approximately 10% of the outstanding loan amount. The borrower’s bankruptcy proceeding converted to a Chapter 7 liquidation on August 24, 2023. At this time, Synovus expects minimal recovery on the exposure, resulting in an anticipated third quarter charge-off of approximately $23 million on the relationship.

Inclusive of the above-mentioned charge-off and excluding the impact of the previously disclosed sale of Synovus’ medical office loan portfolio, Synovus expects net-charge-offs/average loans to be at or near the high end of its previously guided 0.30%-0.40% range for the second half of 2023. Exclusive of this charge-off and the medical office loan portfolio sale, Synovus expects net charge-offs/average loans to be at or below the lower end of the previously guided 0.30%-0.40% range for the second half of 2023.

The sale of the medical office portfolio, which closed today and consisted of $1.2 billion of funded loans (or $1.3 billion of total loan commitments), is expected to result in an after-tax net loss in the third quarter of approximately $21 million. The net loss, which will be recorded in non-interest expense, represents the difference between the amortized cost (outstanding principal net of the allowance) and the value of the loan proceeds. Charge-offs of approximately $23 million associated with the sale will not have any income statement impact as they were fully reserved in the allowance for credit losses at the end of the second quarter.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: September 18, 2023	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel